Exhibit 99.1

Central European Distribution Corporation Announces Third Quarter 2009 Results

Bala Cynwyd, Pennsylvania November 3, 2009: Central European Distribution Corporation (NASDAQ: CEDC) today announced its results for the third quarter of 2009. Net Sales for the three months ended September 30, 2009 were $390.1 million as compared to $452.4 million reported for the same period in 2008, which represents a decline of 14% driven primarily by the 35% average devaluation of our primary functional currencies as well as the effects of consolidation of the Russian Alcohol Group in 2009.

CEDC announced net income on a U.S. GAAP basis (as hereinafter defined) for the quarter was $47.1 million or $0.80 per fully diluted share, as compared to net loss of $0.73 million or $0.02 per fully diluted share, for the same period in 2008. On a comparable basis, CEDC announced net income of $27.15 million, or $0.49 per fully diluted share, for the third quarter of 2009, as compared to $40.52 million, or $0.88 per fully diluted share, for the same period in 2008, which represents a 33% decline in net income for the period driven primarily by the 35% average devaluation of our primary functional currencies described above. As a result of the renegotiated agreements between CEDC and Lion Capital concluded in April 2009 for the staged acquisition of the equity tranches in RAG held by Lion Capital, these results include the consolidation beginning in the second quarter of 2009 of the Russian Alcohol Group, which was previously accounted for as an equity investment. The major difference between the U.S. GAAP net income and comparable non- GAAP net income reflects unrealized foreign exchange movements relating to our foreign currency denominated financing, which are more fully described below under the heading “Unaudited Reconciliation of Non-GAAP Measures” and a one-time net gain on the revaluation of our initial equity investment in the Russian Alcohol Group realized in connection with the initial consolidation of the Russian Alcohol Group financials in the second quarter of 2009. The weighted average number of shares used for calculating diluted earnings per share on a comparable basis for the third quarter of 2009 was 55.5 million, whereas for U.S. GAAP purposes the weighted average number of shares was 58.8 million, with the difference due to 3.3 million shares not yet issued, but to be issued in the future, as part of the agreement with Lion Capital referred to above. For a reconciliation of comparable net income to net income reported under United States Generally Accepted Accounting Principles (“U.S. GAAP”), please see the section “Unaudited Reconciliation of Non-GAAP Measures”.

William Carey, President and CEO commented, “Our primary objective for this year has been to improve margins, streamline costs, grow market share and generate strong cash flow while operating in a soft consumer environment. We feel we continue to execute on these objectives as well as positioning the Company with our recent acquisitions of the minority ownership in our Parliament business and a portion of the minority ownership of the Russian Alcohol Group, for stronger top line growth and substantial synergies to begin early next year.”

Mr. Carey continued, “The company has continued its strategic portfolio reduction of low value/margin products in its distribution business in Poland which should be completed by the fourth quarter of 2009. The company is continuing to focus its core strategy on higher margin owned and imported lines and we believe that as the consumer demand starts to rebound the company should be well positioned with its overall strategy and superior product line to benefit from this top line expansion of its higher margin business.”

Mr. Carey continued, “Our cost cutting initiatives, which will be continuing through the end of the year 2009 as well as the continued low spirit pricing in our markets are contributing to enhanced margins in our business with gross margins to reach 36%-37% and operating margins to reach 17.5%-18.5% in the fourth quarter of 2009”

Mr. Carey also said, “As we move into the fourth quarter of 2009, we have launched two new lower mainstream vodkas in Russian where our current product portfolio does not address. We believe that the middle class will continue to evolve in Russia over the next three to five years which should drive the growth of the mainstream and sub-premium sectors in Russia where we currently are market leaders. Our export and import portfolios continue to show strong growth over third quarter 2008 even in the face of market softness and we believe we are well positioned to accelerate top line growth as regional and global consumer demand picks up”

The Company reconfirms its full year 2009 net sales guidance of $1.58 - $1.70 billion and its full year comparable fully-diluted earnings per share guidance of $2.35 - $2.50. The Company also reconfirms its full year 2010 net sales guidance of $1.80-$2.00 billion and its full year comparable fully-diluted earnings per share guidance of $3.00-$3.15.

CEDC has reported net income and fully diluted net income per share in accordance with GAAP and on a non-GAAP basis, referred to in this release as comparable non-GAAP net income. CEDC’s management believes that the non-GAAP reporting giving effect to the adjustments shown in the attached reconciliation provides meaningful information and an alternative presentation useful to investors’ understanding of CEDC’s core operating results and trends. CEDC discusses results and guidance on a comparable basis in order to give investors better insight into underlying business trends from continuing operations. CEDC’s calculation of these measures may not be the same as similarly named measures presented by other companies. These measures are not presented as an alternative to net income computed in accordance with GAAP as a performance measure, and you should not place undue reliance on such measures. A reconciliation of GAAP to non-GAAP measures can be found in the section “Unaudited Reconciliation of Non-GAAP Measures” at the end of this press release.

CEDC is the largest vodka producer in Poland and produces the Absolwent, Zubrowka, Bols and Soplica brands, among others. CEDC currently exports Zubrowka to many markets around the world, including the United States, England, France and Japan. CEDC also produces and distributes Royal Vodka, the top selling vodka in Hungary, and produces Parliament Vodka, the leading sub-premium vodka in Russia. CEDC also has an equity stake in the Russian Alcohol Group which produces Green Mark, the number one selling vodka in Russia along with Zhuravli, another top-selling sub-premium vodka in Russia.

CEDC also is the leading national distributor of alcoholic beverages in Poland by value, and a leading importer of alcoholic beverages in Poland and Hungary. In Poland, CEDC imports many of the world’s leading brands, including brands such as Carlo Rossi Wines, Concha y Toro wines, Metaxa Brandy, Remy Martin Cognac, Guinness, Sutter Home wines, Grant’s Whisky, Jagermeister, E&J Gallo, Jim Beam Bourbon, Sierra Tequila, Teacher’s Whisky, Campari, Cinzano, Skyy Vodka and Old Smuggler. CEDC is also a leading importer of premium spirits and wines in Russia with such brands as Hennessey, Moet & Chandon and Concha y Toro, among others.

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, without limitation, statements regarding expected sales and earnings guidance, expected gross margins and operating margins, expectations of increased consumer demand for our products, cost reduction and working capital inititatives, our planned buy-outs of the minority interest in Parliament, our ability to complete and fund our acquisition of Russian Alcohol, and expected results of, and synergies relating to, our Russian businesses. Forward looking statements are based on our knowledge of facts as of the date hereof and involve known and unknown risks and uncertainties that may cause the actual results, performance or achievements of CEDC to be materially different from any future results, performance or achievements expressed or implied by our forward looking statements.

Investors are cautioned that forward looking statements are not guarantees of future performance, developments after the date hereof may have a material effect on any forward-looking statements we make and, accordingly, undue reliance should not be placed on such statements. CEDC undertakes no obligation to publicly update or revise any forward looking statements or to make any other forward looking statements, whether as a result of new information, future events or otherwise, unless required to do so by securities laws. Investors are referred to the full discussion of risks and uncertainties included in CEDC’s Form 10-K for the fiscal year ended December 31, 2008, including statements made under the captions “Item 1A. Risks Relating to Our Business” and in other documents filed by CEDC with the Securities and Exchange Commission as well as risks arising from current credit market and economic conditions globally and in the markets in which we operate.

Contact:

In the U.S.:

Jim Archbold

Investor Relations Officer

Central European Distribution Corporation

610-660-7817

In Europe:

Anna Załuska

Corporate PR Manager

Central European Distribution Corporation

48-22-456-6001

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEET (UNAUDITED)

Amounts in columns expressed in thousands

(except share information)

	September 30, 2009	December 31, 2008 (as adjusted)
ASSETS
Current Assets
Cash and cash equivalents	$255,535	$107,601
Accounts receivable, net of allowance for doubtful accounts of $52,597 and $22,156 respectively	408,948	430,683
Inventories	215,754	180,304
Prepaid expenses and other current assets	69,916	22,894
Deferred income taxes	42,277	24,386

Total Current Assets	992,430	765,868

Intangible assets, net	772,327	570,505
Goodwill, net	1,709,591	745,256
Property, plant and equipment, net	219,558	92,221
Deferred income taxes	36,981	12,886
Equity method investment in affiliates	63,164	189,243
Subordinated loans to affiliates	—	107,707

Total Non-Current Assets	2,801,621	1,717,818

Total Assets	$3,794,051	$2,483,686

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Trade accounts payable	$191,621	$234,948
Bank loans and overdraft facilities	161,350	109,552
Income taxes payable	5,302	7,227
Taxes other than income taxes	130,237	125,774
Other accrued liabilities	94,080	80,270
Current portions of obligations under capital leases	1,802	2,385
Deferred consideration	118,594	—

Total Current Liabilities	702,986	560,156

Long-term debt, less current maturities	364,573	170,510
Long-term obligations under capital leases	1,659	2,194
Long-term obligations under Senior Notes	649,973	633,658
Long-term deferred consideration	359,043	—
Long-term accruals	3,183	5,806
Deferred income taxes	209,589	106,485

Total Long Term Liabilities	1,588,020	918,653

Redeemable noncontrolling interests in Whitehall Group	22,705	33,642

Stockholders’ Equity
Common Stock ($0.01 par value, 80,000,000 shares authorized, 58,211,236 and 47,344,874 shares issued at September 30, 2009 and December 31, 2008, respectively)	582	473
Additional paid-in-capital	985,780	816,490
Retained earnings	359,799	186,588
Accumulated other comprehensive income / (loss)	112,070	(46,772)
Less Treasury Stock at cost (246,037 shares at September 30, 2009 and December 31, 2008, respectively)	(150)	(150)

Total CEDC Stockholders’ Equity	1,458,081	956,629

Noncontrolling interests in subsidiaries	22,259	14,606

Total Equity	1,480,340	971,235

Total Liabilities and Stockholders’ Equity	$3,794,051	$2,483,686

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF INCOME (UNAUDITED)

Amounts in columns expressed in thousands

(except per share information)

	Three months ended		Nine months ended
	September 30, 2009	September 30, 2008 (as adjusted)	September 30, 2009	September 30, 2008 (as adjusted)

Sales	$577,287	$586,038	$1,407,475	$1,536,964
Excise taxes	(187,188)	(133,597)	(437,379)	(349,601)
Net Sales	390,099	452,441	970,096	1,187,363
Cost of goods sold	260,269	336,609	659,408	901,577

Gross Profit	129,830	115,832	310,688	285,786

Operating expenses	80,040	62,992	198,664	164,635

Operating Income before fair value adjustments	49,790	52,840	112,024	121,151

Contingent consideration true-up	(15,000)	—	(15,000)	—
Gain on remeasurement of previously held equity interest	—	—	225,605	—
Impairment charge	—	—	(20,309)	—

Operating Income	34,790	52,840	302,320	121,151

Non operating income / (expense), net
Interest (expense), net	(17,379)	(16,550)	(51,516)	(42,822)
Other financial income / (expense), net	58,112	(34,730)	25,181	6,373
Amortization of deferred charges / (expense), net	(16,192)	—	(27,423)	—
Other non operating (expense), net	(319)	(423)	(8,961)	(565)

Income before taxes, equity in net income from unconsolidated investments and noncontrolling interests in subsidiaries	59,012	1,137	239,601	84,137

Income tax benefit / (expense)	(11,584)	68	(46,359)	(16,691)
Equity in net earnings of affiliates	956	1,087	(17,013)	1,989

Net income	$48,384	$2,292	$176,229	$69,435

Less: Net income attributable to noncontrolling interests in subsidiaries	47	657	2,185	2,486
Less: Net income attributable to redeemable noncontrolling interests in Whitehall Group	1,191	2,361	833	3,276

Net income /(loss) attributable to CEDC	$47,146	($726)	$173,211	$63,673

Net income / (loss) per share of common stock, basic	$0.85	($0.02)	$3.41	$1.48

Net income / (loss) per share of common stock, diluted	$0.80	($0.02)	$3.19	$1.45

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOW (UNAUDITED)

Amounts in columns expressed in thousands

	Nine months ended September 30,
	2009	2008 (as adjusted)
Operating Activities
Net income	$176,228	$69,435
Adjustments to reconcile net income to net cash provided by / (used in) operating activities:
Depreciation and amortization	10,233	11,586
Deferred income taxes	(34,673)	(6,051)
Unrealized foreign exchange (gains) / losses	(29,190)	(1,212)
Cost of debt extinguishment	—	1,156
Stock options expense	2,862	2,798
Hedge revaluation	9,160	—
Equity income in affiliates	17,013	(1,989)
Gain on remeasurement of previously held equity interest, net of impairment	(153,778)	—
Other non cash items	6,121	(1,290)
Changes in operating assets and liabilities:
Accounts receivable	163,863	45,352
Inventories	3,903	(24,784)
Prepayments and other current assets	9,929	10,922
Trade accounts payable	(73,810)	(20,113)
Other accrued liabilities and payables	(13,194)	(39,146)

Net Cash provided by Operating Activities	94,667	46,664

Investing Activities
Investment in fixed assets	(8,155)	(15,717)
Proceeds from the disposal of fixed assets	3,186	7,628
Purchase of financial assets	—	(103,500)
Acquisitions of subsidiaries, net of cash acquired	(40,764)	(547,575)

Net Cash used in Investing Activities	(45,733)	(659,164)

Financing Activities
Borrowings on bank loans and overdraft facility	26,134	95,219
Borrowings on long-term bank loans	—	43,192
Payment of bank loans, overdraft facility and other borrowings	(93,643)	(31,935)
Payment of long-term borrowings	(601)	—
Net Borrowings of Senior Secured Notes	—	—
Payment of Senior Secured Notes	—	(20,197)
Repayment of obligation to former shareholders	(28,814)	—
Hedge closure	(1,940)	—
Movements in capital leases payable	(1,015)	1,408
Issuance of shares in public placement	179,579	233,845
Transactions with equity holders	(7,876)	—
Net Borrowings on Convertible Senior Notes	—	304,403
Options exercised	817	1,293

Net Cash provided by Financing Activities	72,641	627,228

Currency effect on brought forward cash balances	26,359	(12,855)
Net Increase / (Decrease) in Cash	147,934	1,873
Cash and cash equivalents at beginning of period	107,601	87,867

Cash and cash equivalents at end of period	$255,535	$89,740

Supplemental Schedule of Non-cash Investing Activities
Common stock issued in connection with investment in subsidiaries	$51,196	$86,532

Supplemental disclosures of cash flow information
Interest paid	$64,158	$40,161
Income tax paid	$17,092	$13,354

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

UNAUDITED RECONCILIATION OF NON-GAAP MEASURES

Amounts in columns expressed in thousands

(except per share information)

For the 3 months ending	GAAP							Comparable
	Sep 30, 2009	A	B	C	D	E	F	Sep 30, 2009

Sales	$577,287	$0	$0	$0	$0	$0	$0	$577,287
Excise taxes	(187,188)	0	0	0	0	0	0	(187,188)
Net Sales	390,099	0	0	0	0	0	0	390,099
Cost of goods sold	260,269	0	0	0	0	0	0	260,269

Gross Profit	129,830	0	0	0	0	0	0	129,830

Operating expenses	80,040	0	0	0	0	0	(1,433)	78,607

Operating Income before fair value adjustments	49,790	0	0	0	0	0	1,433	51,223

Contingent consideration true-up	(15,000)	0	0	0	15,000	0	0	0
Gain on remeasurement of previously held equity interest	0	0	0	0	0	0	0	0
Impairment Charge	0	0	0	0	0	0	0	0

Operating Income	34,790	0	0	0	15,000	0	1,433	51,223

Non operating income / (expense), net
Interest income / (expense), net	(17,379)	0	0	0	0	984	0	(16,395)
Other financial income / (expense), net	58,112	(43,722)	(14,079)	0	0	0	0	311
Amortization of deferred charges / (expense), net	(16,192)	0	0	16,192	0	0	0	0
Other non operating income / (expense), net	(319)	0	0	0	0	0	459	140

Income / (loss) before taxes, equity in net income from unconsolidated investments and noncontrolling interests in subsidiaries	59,012	(43,722)	(14,079)	16,192	15,000	984	1,892	35,279

Income tax benefit / (expense)	(11,584)	8,307	2,957	(3,076)	(2,850)	(187)	(378)	(6,812)
Equity in net earnings of affiliates	956	0	0	0	0	0	0	956

Net income / (loss)	$48,384	($35,415)	($11,122)	$13,116	$12,150	$797	$1,514	$29,424

Less: Net income / (loss) attributable to noncontrolling interests in subsidiaries	47	0	(4,671)	5,709	0	0	0	1,085
Less: Net income attributable to redeemable noncontrolling interests in Whitehall Group	1,191	0	0	0	0	0	0	1,191

Net income /(loss) attributable to CEDC	$47,146	($35,415)	($6,451)	$7,406	$12,150	$797	$1,514	$27,148

Number of fully diluted shares	58,827			(3,327)				55,500

Net income per share of common stock, diluted	0.80							0.49

A.	Represents the net after tax impact of the foreign currency revaluation related to our USD and EUR liabilities as a majority of these have been lent down to entities that have the Polish Zloty or Russian Ruble as their functional currency. The impact of foreign exchange revaluation is inherently unpredictable and we have not forecasted the impact thereof; changes in foreign exchange revaluation may have a material effect on our financial results.
B.	Represents the proportional net after tax impact of the foreign currency revaluation related to the foreign currency liabilities included in the earnings of the Russian Alcohol Group as it has the Russian Ruble as its functional currency. The amount has been adjusted to reflect only the CEDC portion of foreign exchange gains or losses of the Russian Alcohol Group and does not include the portion attributable to the minority shareholders. The impact of foreign exchange revaluation is inherently unpredictable and we have not forecasted the impact thereof; changes in foreign exchange revaluation may have a material effect on our financial results
C.	The Company has recorded deferred payments to Lion in connection with the RAG acquisition on the balance sheet at fair value and amortizes this discount as a non cash amortization expense over the payment period and records its investment in RAG as if it owned Lions shares. This adjustment (a) eliminates the non-cash amortization (b) increases the minority interest for the net profit attributable to the shares held by Lion Capital to reflect CEDC results as if it owned 58% of RAG without amortization of the deferred payments to Lion and (c) adjusts the fully diluted shares to reduce by shares not yet issued to Lion Capital but will be issued in the future in connection with CEDC’s acquisition of Lion Capital’s remaining interest in RAG
D.

As of January 2009, ASC Topic 805 “Business Combinations” (SFAS No. 141R) no longer allows for adjustments to purchase through balance after the initial reporting period. This amounts represents true up of the consideration paid to the original sellers for the Russian Alcohol Group that was settled in the 3rd quarter of 2009, as this period is after the expiration of the initial measurement period, the consideration is expensed to the P&L.

E.	In May 2008, the FASB issued FSP APB 14-1, which impacts the accounting treatment for convertible debt instruments that allow for either mandatory or optional cash settlements. FSP APB 14-1 will impact the accounting associated with our $310.0 million senior convertible notes. This FSP requires us to recognize additional non-cash interest expense on a retrospective basis, based on the market rate for similar debt instruments without the conversion feature. Furthermore, it requires recognizing interest expense in prior periods pursuant to the retrospective accounting treatment. FSP APB 14-1 has become effective beginning in our first quarter of 2009 and is required to be applied retrospectively to all presented periods, as applicable.
F.	As of January 2009, ASC Topic 805 “Business Combinations” (SFAS No. 141R) cost associated with acquisitions are no longer included in the purchase price allocation, rather are expensed directly to the P&L. These amounts represents other miscellaneous costs, directly related to acquisition costs related of the Parliament acquisition in 2008 and RAG in 2009.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

UNAUDITED RECONCILIATION OF NON-GAAP MEASURES

Amounts in columns expressed in thousands

(except per share information)

For the 3 months ending	GAAP				Comparable
	Sep 30, 2008	A	B	C	Sep 30, 2008

Sales	$586,038	$0	$0	$0	$586,038
Excise taxes	(133,597)	0	0	0	(133,597)
Net Sales	452,441	0	0	0	452,441
Cost of goods sold	336,609	0	0	0	336,609

Gross Profit	115,832	0	0	0	115,832

Operating expenses	62,992	0	0	(1,433)	61,559

Operating Income before gain on revalution of equity investment and impairment charge	52,840	0	0	1,433	54,273

Contingent consideration true-up	0	0	0	0	0
Gain on remeasurement of previously held equity interest	0	0	0	0	0
Impairment Charge	0	0	0	0	0

Operating Income	52,840	0	0	1,433	54,273

Non operating income / (expense), net
Interest (expense), net	(16,550)	0	0	0	(16,550)
Other financial income / (expense), net	(34,730)	36,184	0	0	1,454
Amortization of deferred charges / (expense), net	0	0	0	0	0
Other non operating (expense), net	(423)	0	0	0	(423)

Income / (loss) before taxes, equity in net income from unconsolidated investments and noncontrolling interests in subsidiaries	1,137	36,184	0	1,433	38,754

Income tax benefit / (expense)	68	(6,875)	0	(287)	(7,094)
Equity in net earnings of affiliates	1,087	0	10,790	0	11,877

Net income / (loss)	$2,292	$29,309	$10,790	$1,146	$43,537

Less: Net income attributable to noncontrolling interests in subsidiaries	657	0	0	0	657
Less: Net income attributable to redeemable noncontrolling interests in Whitehall Group	2,361	0	0	0	2,361

Net income /(loss) attributable to CEDC	($726)	$29,309	$10,790	$1,146	$40,519

Fully diluted shares	46,205				46,205

Net income / (loss) per share of common stock, diluted	(0.02)				0.88

A.	Represents the net after tax impact of the foreign currency revaluation related to our USD and EUR financing as these borrowings have been lent down to entities that have the Polish Zloty as the functional currency as well the net after tax impact of the foreign currency revaluation related to our USD denominated investment in Convertible Notes, issued by the Russian Alcohol Group. The impact of foreign exchange revaluation is inherently unpredictable and we have not forecasted the impact thereof; changes in foreign exchange revaluation may have a material effect on our financial results.
B.

Represents 42% of the net after tax impact of the foreign currency revaluation related to the USD financing included earnings in the Russian Alcohol Group as the Russian Alcohol Group has the Russian Rubble as the function currency. During the 3rd quarter of 2009, CEDC accounted for its investment in the Russian Alcohol Group under the equity method of accounting and therefore this loss is included in the proportional share of equity earnings recognized by CEDC.

C.

On June 30, 2008, CEDC terminated operations of the German import business acquired as part of the Parliament acquisition and in July 2008, moved all German import operations to a 3rd party importer. This amount represents the net loss incurred by the discontinued operation for the 3 months ended June 30, 2008.

Full Year Guidance, 12 Months Ending December 31,	2009	2010
Range for GAAP Fully Diluted Earnings per Share	$4.14	$2.67
	$4.28	$2.81

A. Range for GAAP Fully Diluted Earnings per Share with adjusted share count	$4.46	$2.70
	$4.61	$2.85

B. Foreign exchange impact related to USD and EUR denominated financing	$0.48	$0.00
C. Gain on revaluation of equity stake in RAG, net of goodwill and brand impairment charges	($3.09)	$0.00
D. Adjustment to reflect RAG acquisition at 42% ownership	$0.03	$0.26
E. Other acquisition related costs	$0.13	$0.00
F. Impact of adoption of ABP14	$0.05	$0.04
G. Other non-recurring costs	$0.29	$0.00

H. Range for Comparable non-GAAP Fully Diluted Earnings per Share	$2.35	$3.00
	$2.50	$3.15

A. GAAP fully diluted EPS is calculated based on the forecasted GAAP earnings divided by share counts of 56.7 million weighted average number of shares outstanding for the year ended December 31, 2009, and 61.4 million weighted average number of shares outstanding for the year ended December 31, 2010. GAAP fully diluted EPS with adjusted share count is calculated based on the forecasted GAAP earnings divided by adjusted share counts of 52.7 million weighted average number of shares outstanding for the year ended December 31, 2009, and 60.6 million weighted average number of shares outstanding for the year ended December 31, 2010. Both adjusted share counts exclude the impact of 3.3 million shares to be issued to Lion Capital in 2009 and .0751 million shares to be issued to Lion Capital in 2010 in connection with CEDC’s acquisition of Lion Capital’s remaining equity interests in RAG. These shares had not been issued yet during the respective periods, and this treatment is consistent with the increase of minority impact referred to in item C below.

B. Represents the net after tax impact of the foreign currency revaluation related to our USD and EUR financing (debt as well as the convertible note which was purchased from RAG during the 2nd quarter 2009) as a majority of these borrowings have been lent down to entities that have the Polish Zloty or Russian Ruble as their functional currency. Also included is the proportional net after tax impact of the foreign currency revaluation related to the foreign currency liabilities included in the earnings of our equity method investments ( Russian Alcohol Group and the MHWH JV) as these entities have the Russian Ruble as their functional currency. The amount has been adjusted to reflect only the CEDC portion of foreign exchange gains or losses of the Russian Alcohol Group and does not include the portion attributable to the minority shareholders. The impact of foreign exchange revaluation is inherently unpredictable and we have not forecasted the impact thereof; changes in foreign exchange revaluation may have a material effect on our financial results.

C. As a result of the change in accounting treatment of the investment in the Russian Alcohol Group during the second quarter of 2009 from equity accounting to consolidation, CEDC was required to revalue the equity investment to market value at the time of conversion. This amount was then netted with an impairment charge for RAG goodwill.

D. The Company has recorded deferred payments to Lion in connection with the RAG acquisition on the balance sheet at fair value and amortizes this discount as a non cash amortization expense over the payment period and records its investment in RAG as if it owned Lion’s shares. This adjustment eliminates the non-cash amortization and increases the minority interest for the net profit attributable to the shares held by Lion Capital to reflect CEDC results as if it owned 52% of RAG without amortization of the deferred payments to Lion.

E. Represents other miscellaneous costs, directly related to acquisition costs related to the Parliament acquisition in 2008 and RAG in 2009.

F. In May 2008, the FASB issued FSP APB 14-1, which impacts the accounting treatment for convertible debt instruments that allow for either mandatory or optional cash settlements. FSP APB 14-1 will impact the accounting associated with our $310.0 million senior convertible notes. This FSP requires us to recognize additional non-cash interest expense on a retrospective basis, based on the market rate for similar debt instruments without the conversion feature. Furthermore, it requires recognizing interest expense in prior periods pursuant to the retrospective accounting treatment. FSP APB 14-1 has become effective beginning in our first quarter of 2009 and is required to be applied retrospectively to all presented periods, as applicable.

G. On June 30, 2008, CEDC terminated operations of the German import business acquired as part of the Parliament acquisition and in July 2008, moved all German import operations to a 3rd party importer. The $1.433 million represents the net loss incurred by the discontinued operation for the 3 months ended June 30, 2008. For 2009 the amount represents one off tax charges related to a tax inspection for the period prior to the investment in 2008 as well as the purchase price true up paid in the 3rd quarter of 2009.

H. Comparable non-GAAP fully diluted EPS is calculated, as discussed in item A above, based on adjusted share counts of 52.7 million weighted average number of shares outstanding for the year ended December 31, 2009, and 60.6 million weighted average number of shares outstanding for the year ended December 31, 2010. Both adjusted share counts exclude the impact of 3.3 million shares to be issued to Lion Capital in 2009 and .0751 million shares to be issued to Lion Capital in 2010 in connection with CEDC’s acquisition of Lion Capital’s remaining equity interests in RAG. These shares had not been issued yet during the respective periods, and this treatment is consistent with the increase of minority impact referred to in item C above.